Exhibit 21.1
Applied Digital Solutions, Inc.
List of Subsidiaries

Company Name	Country or State of Incorporation/Formation
ACT Communications Inc.	Delaware
ACT-GFX Canada, Inc.	Ontario, Canada
ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.	California
ADSI Telecomm Services, Inc.	Pennsylvania
ADSI Telecomm Services of Maryland, Inc.	Maryland
Advanced Telecomm of Maryland, Inc.	Pennsylvania
Advanced Telecomm of Pittsburgh	Pennsylvania
Advanced Telecommunications, Inc.	Illinois
Applied Digital Oracle Practice, Inc.	Florida
Applied Digital Retail Limited f/k/a Transatlantic Software Corporation Limited	United Kingdom
Applied Digital Solutions Financial Corp.	New Hampshire
Applied Digital Solutions International Limited	United Kingdom
Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.	Ohio
Blue Star Electronics, Inc.	New Jersey
Bostek, Inc.	Massachusetts
Caledonian Venture Holdings Limited	United Kingdom
Computer Equity Corporation	Delaware
Cybertech Station, Inc.	Pennsylvania
Digital Angel f/k/a Medical Advisory Systems, Inc.	Delaware
Digital Angel Technology Corporation f/k/a Digital Angel f/k/a Digital Angel.net Inc.	Delaware
Digital Angel Holdings, LLC	Minnesota
Elite Computer Services, Inc.	New Jersey
Government Telecommunications, Inc.	Virginia
Independent Acquisition, Inc.	California
Information Technology Services, Inc.	New York
InfoTech f/k/a Information Products Center, Inc.	New Jersey
InfoTech f/k/a/SysComm International Corporation	Delaware
Intellesale, Inc. f/k/a Intellesale.com, Inc.	Delaware
Micro Components International Incorporated	Massachusetts
Neirbod Corp. f/k/a ACT Wireless Corp.	Delaware
Norcom Resources Incorporated	Minnesota
OuterLink Corporation	Delaware
Payless Communications Inc.	British Columbia, Canada
Pacific Decision Sciences Corporation	Delaware
Perimeter Acquisition Corp.	Delaware
Pizarro Re-Marketing, Inc.	Texas

Company Name	Country or State of Incorporation/Formation
Precision Point Corporation	Delaware
Service Transport Company	New Jersey
Signal Processors Limited	United Kingdom
Signature Industries Limited	United Kingdom
Teledata Concepts, Inc.	Florida
Thermo Life Energy Corp. f/k/a Advanced Power Solutions, Inc.	Delaware
TigerTel Communications Inc. successor by merger with TigerTel Telecommunications Corp. f/k/a
Consolidated Technologies Holdings Inc. (Applied Digital Solutions, Inc. owns 21.88% of the corporation)	British Columbia, Canada
Timely Technology Corp.	California
U.S. Kite & Key Corp. f/k/a U.S. Electrical Products Corp.	New Jersey
VeriChip Corporation f/k/a Surgical Identification Services, Inc.	Delaware
WYR, Inc. f/k/a GDB Software Services, Inc.	New York